EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: September 12, 2005              AMVESCAP PLC

                                       By: /s/ Erick Holt
                                          ----------------------------
                                       Name:  Erick Holt
                                       Title: General Counsel


                                       AIM Advisors, Inc.

                                       By: /s/ Todd L. Spillane
                                          ----------------------------
                                       Name:  Todd L. Spillane
                                       Title: Advisory Compliance Director


                                       AIM Capital Management, Inc.

                                       By:  /s/ Todd L. Spillane
                                          ----------------------------
                                       Name:  Todd L. Spillane
                                       Title: Advisory Compliance Director